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                                                                      Exhibit 21

                          WESTERN DIGITAL CORPORATION

                           SUBSIDIARIES OF THE COMPANY


                                                                                State or other
                                                                                Jurisdiction of
Name                                                                            Incorporation
-------                                                                         --------------------
Cameo Technologies, Inc.                                                        Delaware
Connex, Inc.                                                                    Delaware
Keen Personal Media, Inc.                                                       Delaware
Keen Technologies, Inc.                                                         Delaware
Pacifica Insurance Corporation                                                  Hawaii
SageTree, Inc.                                                                  Delaware
Western Digital Canada Corporation                                              Canada
Western Digital (Deutschland) GmbH                                              Germany
Western Digital (France) SARL                                                   France
Western Digital Hong Kong Limited                                               Hong Kong
Western Digital Ireland, Ltd.                                                   Cayman Islands
Western Digital (I.S.) Limited                                                  Ireland
Western Digital Japan Ltd.                                                      Japan
Western Digital (Malaysia) Sdn. Bhd.                                            Malaysia
Western Digital Netherlands B.V.                                                Netherlands
Western Digital (S.E. Asia) Pte Ltd.                                            Singapore
Western Digital (Singapore) Pte Ltd.                                            Singapore
Western Digital (Tuas-Singapore) Pte Ltd.                                       Singapore
Western Digital Taiwan Co., Ltd.                                                Taiwan, ROC
Western Digital (U.K.) Limited                                                  England

Except for Connex, Inc. ("Connex") and SageTree, Inc. ("SageTree"), all of the above-named subsidiaries are 100% owned by Western Digital. Connex and SageTree are each majority owned by Western Digital.